Exhibit 99.1

ICR Conference 2023

Introduction Tom Chubb Chairman, Chief Executive Officer and President

This presentation was prepared as o f January 9, 2023 , and, except as otherwise provided herein, the information contained in this presentation is as of January 9, 2023. Any subsequent distribution, dissemination or reproduction of this presentation or any of its content is not an affirmation or re sta tement of any forward - looking statements contained herein. Forward - Looking Statements This presentation includes statements that constitute forward - looking statements. Such statements are subject to a number of ris ks, uncertainties and assumptions which could cause actual results to differ materially from those anticipated or projected, including, without li mitation, those identified under Part I, Item 1A. contained in our Annual Report on Form 10 - K for the period ended January 29, 2022 under the heading “Risk Factors,” those descri bed from time to time in subsequent reports filed with the SEC, including our Quarterly Report on Form 10 - Q for the period ended October 29 , 2022 under the heading “Risk Factors,” and those identified in our press release dated December 7, 2022 under the caption, “Safe Harbor”, all of which are available under the Investor Relations tab of our w ebs ite at oxfordinc.com. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could impact the forward - loo king statements contained in this presentation. You should not place undue reliance on forward - looking statements, which speak only as of the date they are made. We disclaim any i ntention, obligation or duty to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non - GAAP Measures This infographic contains certain non - GAAP financial metrics, such as adjusted earnings per share, which are intended to supple ment our consolidated financial results presented in accordance with GAAP. We use these adjusted financial measures in making financial, operation al and planning decisions, to evaluate our ongoing performance and in discussions with investment and other financial institutions, our board of directors and others. Reconcili ati ons of these adjusted measures to the most directly comparable GAAP financial measures are presented in tables included at the end of our press releases dated December 7, 2022 a nd March 23, 2017.

OUR OBJECTIVE To maximize long - term shareholder value OUR STRATEGY To own a portfolio of lifestyle brands that create sustained, profitable growth OUR PURPOSE To evoke happiness

▪ Portfolio of 6 happy, upbeat, high - margin lifestyle brands ▪ Founded in 1942 and headquartered in Atlanta, GA ▪ Significant opportunity for profitable growth o Digital capabilities driving customer reach and engagement o Omnichannel expertise o Compelling bricks and mortar footprint o Brand - enhancing hospitality businesses ▪ Strong cash flow and a long history of returning capital to shareholders ▪ Publicly traded on the New York Stock Exchange since 1964 under the symbol OXM Tommy Bahama 57% Lilly Pulitzer 22% Johnny Was 14% Emerging Brands 7% Retail 39% eCommerce 33% Wholesale 21% Restaurant 7% TTM Revenue by Channel (1) TTM Revenue by Segment (1,2) $1.5B $1.5B (1) TTM revenue as of 10/29/2022 includes revenue from Johnny Was for periods prior to Oxford acquisition. (2) Emerging Brands consist of Southern Tide, The Beaufort Bonnet Company and Duck Head.

TTM Revenue* $861M * Represents TTM revenue as of 10/29/2022.

$331M TTM Revenue* * Represents TTM revenue as of 10/29/2022.

* Represents TTM revenue as of 10/29/2022, includes revenue from periods prior to Oxford acquisition. $209M TTM Revenue *

Emerging Brands TTM Revenue* $ 111M * Represents TTM revenue as of 10/29/2022.

OUR TRACK RECORD OF SUCCESS A Leading Lifestyle Brand Owner Portfolio Composition Portfolio Composition Oxford Womenswear (divested 2006) Oxford Slacks (divested 2010) Oxford Shirt Group (divested 2010) Lanier Clothes (divested 2020) 2003 (1) TODAY (3) (1) Fiscal 2003 ended 5/30/2003; does not include impact of Tommy Bahama acquisition, closed on 6/13/2003. Stock price and marke t c ap reflect market close on 4/25/2003, prior to announcement of Tommy Bahama acquisition. Stock price is adjusted for stock split. (2) Fiscal 2016 ended 1/28/2017. (3) Represents trailing twelve months as of 10/29/2022; stock price and market cap reflect market close on 12/30/2022. Sales $765M Gross Margin 21% Op Profit Margin 5% Stock Price $13 Market Cap $0.2B (acquired 2003) (acquired 2010) (acquired 2016) (acquired 2016) (acquired 2017) (acquired 2022) Portfolio Composition 2016 (2) Lanier Clothes (divested 2020) (acquired 2003) (acquired 2010) (acquired 2016) (acquired 2016) Optimizing Portfolio Transforming Portfolio A Private Label Manufacturer and Licensor of Brands Sales $1,023M Gross Margin 57% Op Profit Margin 9% Stock Price $54 Market Cap $0.9B

16% Organic Customer Growth* 80% DTC Sales 2.5M TTM Known Unique Brand Customers* $405 Average Annual Spend *Organic customer growth reflects growth in Tommy Bahama, Lilly Pulitzer, and Emerging Brands in aggregate; 2.5 million custo mer s include Johnny Was customers. Passionate consumer base with strong emotional connection to our brands

Tommy Bahama Licensed Miramonte Resort “The destination will bring the Tommy Bahama lifestyle and design aesthetic to one epic property” - Stacey Leasca, Travel and Leisure Magazine • Natural extension of our $100 million restaurant business • Builds on Coachella Valley presence dating back to 1998 • Real estate partnership with Lowe Group • Opening in late 2023

Dividends $36 million in 2022E dividends Investing in our brands $50 million in 2022E capital expenditures Share repurchases $100 million since December 2021 $270 million Johnny Was acquisition Actively monitoring market M&A Activity Capital Allocation to Drive Shareholder Value

$1.34 $3.30 $10.60 to $10.75 $1.34 $3.27 $9.89 to $10.04 $765 $1,023 $1,395 to $1,410 2003 2016 2022E* Adjusted EPS GAAP EPS Revenue ($M) *Outlook provided on December 7, 2022. See Forward - Looking Statements on slide 3 for additional information regarding projected financial results. Guidance reflects 19 weeks of Johnny Was ownership . Long - Term Revenue and Adjusted EPS Trends

2022 Guidance FY 22E (1) FY 21 Revenue (2,3) $1.395B to $1.410B $1.142B Growth Rate 22% to 23% EPS – GAAP $9.89 to $10.04 $7.78 Growth Rate 27% to 29% EPS – Adjusted $10.60 to $10.75 $7.99 Growth Rate 33% to 35% (1) Outlook provided on December 7, 2022. See Forward - Looking Statements on slide 3 for additional information regarding projected f inancial results. (2) Consolidated revenues include Lanier Apparel revenues of $25 million for full fiscal year 2021 and no sales in fiscal year 20 22. (3) 2022 guidance includes only 19 weeks of Johnny Was under Oxford ownership; TTM sales for Johnny Was were $209 million. • Performance during holiday and early Resort selling season were strong • January is a very important full - price sales month for the Resort season • Expect to finish FY22 towards the top end of our guidance range